Exhibit 99.1

Genesis Bioventures Announces Dr. John Todd To Chair The Company's Clinical Advisory Board

Thursday August 24, 9:30 am ET

NEW YORK, Aug. 24 /PRNewswire-FirstCall/ - Genesis Bioventures, Inc. (GBI) - (OTCBB:GBIW - News) announced today that John D. Todd, B.Sc., MD, FRCSC has joined GBI's newly created Clinical Advisory Board as Chairman. Dr. Todd will also be a member of the Company's Scientific Advisory Board.

Dr. Todd received his medical training in Calgary, Alberta and currently maintains a general surgical practice at the Peace Arch Hospital in White Rock, British Columbia, specializing in the care of breast cancer patients. He served as Chief of Surgery at the Peace Arch Hospital for nine years and has been instrumental in establishing effective, thorough management of breast cancer patients, including award winning community support programs.

GBI is particularly excited to have Dr. Todd involved with the Company because of his participation in mammastatin research. GBI has an exclusive license with the University of Michigan for the mammastatin technology as a breast cancer diagnostic tool. Mammastatin is a protein that has been found in studies to be present in the blood of most healthy women and absent, or in low levels, in the blood of most breast cancer patients or women known to be at high risk for developing breast cancer.

For four years Dr. Todd conducted studies to demonstrate the value of mammastatin and found that the naturally occurring protein regulates cell growth of breast tissue and appears to halt the growth of malignancies which arise from breast tissue. Dr. Todd received Health Canada approval to administer the mammastatin protein as a therapeutic to treat seven palliative women who were dying of breast cancer and found a significant remission being demonstrated in several patients. This research led Dr. Todd to enter the field of biomedical research and he subsequently co-founded ProtoKinetix, Inc., a public biotech company of which he currently serves as President and CEO.

"Preliminary work on mammastatin has shown its ability to regulate the growth of normal breast cells and stop the growth of breast cancer cells. The results I saw when terminal patients were treated with native mammastatin demonstrated that this is an important protein which could prove effective in treating breast cancer and in preventing breast cancer in high risk women. I am happy to do whatever I can to assist GBI in the development of the mammastatin technology," commented Dr. Todd.

"We are very fortunate to have Dr. Todd as Chairman of our newly formed Clinical Advisory Board and as a member of our Scientific Advisory Board," stated Doug Lane, CEO and President of GBI. "He is committed to assist the company advance the mammastatin technology based on his clinical experience. His knowledge and understanding of the Mammastatin Serum Assay and the therapeutic potential of mammastatin will be invaluable to the Company."

About Genesis Bioventures, Inc.

Genesis Bioventures, Inc. is a biomedical development corporation focusing on the development and marketing of novel diagnostics and therapeutics in oncology and neurodegenerative diseases.

This press release may contain statements that constitute "forward-looking statements" as defined under U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "establish," "project" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from Genesis' historical experience and its present expectations or projections. These risks include, but are not limited to: our ability to transition our corporate restructuring; our ability to form and integrate an effective Scientific Advisory Board with the Company; our ability to recruit advisors familiar with biotechnology and more specifically mammastatin; to generate revenues and net income; ability to obtain personnel and directors familiar with investment, biotechnology, and pharmaceutical industries; commercialization of products through Biomedical Diagnostics and Prion Developmental Laboratories; our ability to become an industry leader; changes in economic conditions; the competitive environment within the biomedical industry; our ability to capture market share; the effectiveness of our advertising and marketing programs; our ability to raise additional capital; our ability to achieve earnings goals; regulatory and legal changes; our ability to penetrate developing and emerging markets; litigation uncertainties; and other risks discussed in our filings with the SEC, including our Annual Report on Form 10-KSB, Quarterly Reports on Form 10-QSB, and Current Reports on Form 8-K, which reports are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT: GBI Investor Relations: (604) 542-0820, gbi@gnsbio.com, www.gnsbio.com; Aurelius Consulting Group: (800) 644-6297, info@aurcg.com, www.runonideas.com